For additional information:
For Immediate Release	Rick Green President & CEO Kerby E. Crowell EVP & CFO (405) 372-2230
Southwest Bancorp Reports First Quarter 2009 Results; Portfolio Loans Grow $32 Million
     April 16, 2009, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income available to common shareholders of $296,000, or $0.02 per diluted share for the first quarter 2009, compared to $5.2 million, or $0.36 per diluted share for the first quarter of 2008, and $3.0 million, or $0.20 per diluted share for the fourth quarter of 2008. At March 31, 2009, total assets were $2.9 billion.
     “We know that 2009 will be a challenging year, but we continue to focus on our strategic goal of building long-term shareholder value as we work through these difficult times,” stated Rick Green, President and Chief Executive Officer.
     “During the first quarter, we continued to follow our strategic vision of prudent loan growth in carefully selected markets in Texas, Oklahoma and Kansas; careful expansion of our community banking operations; and continued our focus on building liquidity. In the quarter, we increased portfolio loans by $31.8 million, up 1%, from year-end 2008 and increased our core deposits by $105.3 million, up 8%.
     “In early 2008, we decided to increase capital resources to support our operations during the uncertain economic conditions ahead. By March 31, 2009, we had increased our shareholders’ equity to $300.4 million, up $76.3 million, or 34%, over March 31, 2008, and our capital ratios substantially exceeded the levels for regulatory classification as “well-capitalized”.
     “The decrease in first quarter net income available to common shareholders is the result of an increase in the provision for loan losses, a decrease in net interest income, and dividends on the preferred stock we issued late last year. The changes in net interest income and the provision for loan losses were driven mainly by economic conditions that adversely affect our net interest margin and the value of commercial real estate securing loans. These negative factors were partially offset by decreases in income taxes and personnel expenses and an increase in gains on sale of investment securities.”
     Please review the following “Financial Overview” and the accompanying tables for important additional information regarding our results and plans.
Financial Overview
     Condition: Total assets were $2.9 billion at March 31, 2009, an increase of 2% from December 31, 2008. At March 31, 2009 total loans were $2.6 billion, also an increase of 2% from December 31, 2008.
     At March 31, 2009, the allowance for loan losses was $46.3 million, up 54% from March 31, 2008 and up 16% from year-end 2008, and represented 1.83% of portfolio loans versus 1.31% at March 31, 2008 and 1.59% at December 31, 2008. The methodology used to determine the appropriate amount of the allowance for loan losses at a particular time includes consideration of risk factors related to Southwest and to our markets, including regular assessments of national and local economic conditions and trends. The provision for loan losses increased by $8.6 million, or 387%, over the provision for the first quarter of 2008.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports First Quarter 2009 Results; Portfolio Loans Grow $32 Million
     Nonperforming assets to portfolio loans and other real estate owned were 3.53% at March 31, 2009 compared to 1.41% at March 31, 2008 and 2.80% at December 31, 2008. A breakdown of portfolio loans and nonperforming assets by type are shown in the following table:

		Percentage of		Percentage of
	Portfolio	total portfolio	Nonperforming	nonperforming
(dollars in thousands)	loans	loans	assets	assets
Real estate construction	$719,056	28.46%	$41,213	46.16%
Commercial real estate	1,097,923	43.46	28,452	31.87
Commercial	558,834	22.12	13,368	14.97
Other real estate owned	—	—	5,351	5.99
Residential real estate mortgages	108,548	4.30	466	0.52
Other consumer loans	41,932	1.66	436	0.49

Total	$2,526,293	100.00%	$89,286	100.00%
     Nonaccrual loans, which are the majority of nonperforming assets, were $73.4 million as of March 31, 2009, an increase of $14.1 million from December 31, 2008. These loans are carried at their estimated collectible amounts and no longer accrue interest. The increase in nonaccrual loans is primarily due to three collateral dependent lending relationships that are secured by real estate. Loans 90 days or more past due, another component of nonperforming assets, increased $5.9 million from December 31, 2008. These loans are deemed to have sufficient collateral and are in the process of being collected. Performing loans considered potential problem loans, which are not included in the past due, nonaccrual, or restructured categories, but for which known information about possible credit problems cause management to be uncertain as to the ability of the borrowers to comply with the present loan repayment terms, amounted to approximately $133.8 million at March 31, 2009, an increase of $2.3 million from December 31, 2008. These loans are subject to continuing management attention and are considered by management in determining the level of the allowance for loan losses.
     Total deposits were $2.3 billion at March 31, 2009, up $150.0 million from December 31, 2008. Core deposits were 64% of total deposits or $1.5 billion, an increase of $105.3 million, or 8%, from December 31, 2008. At March 31, 2009, wholesale funding accounted for 21% of total funding compared to 24% at December 31, 2008.
     On March 31, 2009, Southwest exceeded all applicable regulatory capital requirements, having a total risk-based capital ratio of 14.11%, a Tier 1 risk-based capital ratio of 12.85%, and a leverage ratio of 12.72%. Southwest and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $118.1 million. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.
     First Quarter Results:
     Summary: The decrease in our net income available to common shareholders from the first quarter of 2008 was the result of an $8.6 million increase in the provision for loan losses, a $795,000 decrease in net interest income, a $538,000 increase in FDIC insurance and other insurance expense, and $875,000 in quarterly dividends on the preferred stock that we issued in December 2008, offset in part by a $2.5 million decrease in income tax expense, a $2.0 million decrease in personnel costs, and a $1.7 million increase in gain on sale of investment securities.
     Net Interest Income: Net interest income totaled $21.0 million for the first quarter of 2009 compared to $21.8 million for the first quarter of 2008 and $22.4 million for the fourth quarter of 2008. Net interest margin was 3.00% for the first quarter of 2009 compared to 3.45% for the first quarter of 2008, and 3.22% for the fourth quarter of 2008. The yield on earning assets decreased more rapidly than the rates paid on interest bearing liabilities.
     Provision for Loan Losses: The provision for loan losses totaled $10.9 million for the first quarter of 2009 compared to $2.2 for the first quarter of 2008 and $6.7 million for the fourth quarter of 2008. Net charge offs totaled $4.4 million, or 0.71% (annualized) of average portfolio loans for the first quarter of 2009, compared to $1.9 million, or 0.34% (annualized) and to $2.7 million, or 0.44% (annualized) of average portfolio loans, for the first and fourth quarters of 2008, respectively.

2

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports First Quarter 2009 Results; Portfolio Loans Grow $32 Million
     Noninterest Income: Noninterest income totaled $6.5 million for the first quarter of 2009 compared to $4.7 million for the first quarter of 2008. The increase in noninterest income from the first quarter of 2008 was the result of a $1.7 million increase in gain on sale of investment securities and a $143,000 increase in service charges and fee income, offset in part by a $122,000 decrease in gain on sale of loans.
     Noninterest Expense: Noninterest expense decreased $1.2 million from the first quarter 2008 to the first quarter of 2009 to $14.6 million. The decrease consists of a $2.0 million decrease in personnel expense and an $112,000 decrease in other real estate expense, offset by a $538,000 increase in FDIC and other insurance expense, a $273,000 increase in occupancy expense, and a $108,000 increase in other general and administrative expenses.
     The efficiency ratio for the first quarter of 2009 improved to 53.06% from 59.69% and 53.37% for the first and fourth quarters of 2008, respectively.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National Bank and Trust Company, Bank of Kansas, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Edmond, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Hutchinson, Kansas City, and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes an established niche banking model focused on healthcare and commercial real estate financial services and a community banking model focused on more traditional banking operations in Texas, Oklahoma, and Kansas. Southwest’s strategic growth goals include prudent growth from existing and additional offices in carefully selected markets with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     We plan to reduce the percentage of commercial real estate loans to total portfolio loans in view of current economic conditions. Our plan focuses on reductions in particular subcategories of commercial real estate loans that are identified in our regular real estate market reviews. In general, and with some exceptions regarding locations and particular types of facilities, we do not intend to decrease healthcare related commercial or mortgage lending or commercial mortgage lending on owner-occupied properties that otherwise meet our underwriting criteria.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This Press Release includes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; expectations regarding future financial performance of Southwest and its operating segments; assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs; liquidity, contractual obligations, off-balance sheet risk and market risk or interest rate risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and time of future changes in interest rates, market behavior, and other economic conditions; future laws and regulations and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

3

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports First Quarter 2009 Results; Portfolio Loans Grow $32 Million
Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Summary Financial Data by Quarter-2009 and 2008	Table 5
Unaudited Supplemental Analytical Data by Quarter-2009 and 2008	Table 6

4

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	First Quarter			Fourth Quarter
			%		%
QUARTERLY HIGHLIGHTS	2009	2008	Change	2008	Change
Operations
Net interest income	$21,038	$21,833	(4)%	$22,414	(6)%
Provision for loan losses	10,882	2,236	387	6,698	62
Noninterest income	6,477	4,688	38	3,429	89
Noninterest expense	14,599	15,830	(8)	13,793	6
Income before taxes	2,034	8,455	(76)	5,352	(62)
Taxes on income	705	3,247	(78)	2,127	(67)
Net income	1,329	5,208	(74)	3,225	(59)
Net income available to common shareholders	296	5,208	(94)	3,012	(90)
Diluted earnings per share	0.02	0.36	(94)	0.20	(90)
Balance Sheet
Total assets	2,928,133	2,670,580	10	2,879,762	2
Loans held for sale	76,404	66,364	15	56,941	34
Portfolio loans	2,526,293	2,287,606	10	2,494,506	1
Total deposits	2,330,089	2,094,927	11	2,180,122	7
Total shareholders’ equity	300,406	224,155	34	302,203	(1)
Book value per share	16.01	15.43	4	16.18	(1)
Key Ratios
Net interest margin	3.00%	3.45%		3.22%
Efficiency ratio (GAAP-based)	53.06	59.69		53.37
Total capital to risk-weighted assets	14.11	10.69		14.26
Nonperforming loans to portfolio loans	3.32	1.27		2.56
Shareholders’ equity to total assets	10.26	8.39		10.49
Tangible common equity to total assets	7.75	8.13		7.94
Return on average assets	0.18	0.80		0.45
Return on average equity	1.77	9.43		5.11

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	March 31,	December 31,	March 31,
	2009	2008	2008
Assets
Cash and due from banks	$50,655	$27,287	$37,569
Investment securities:
Held to maturity. Fair value: $7,388 $7,293, $8,411	7,344	7,343	8,339
Available for sale. Amortized cost: $151,686 $233,293, $209,111	152,826	238,037	210,382
Other investments, at cost	18,836	18,786	17,338
Loans held for sale	76,404	56,941	66,364

Loans receivable	2,526,293	2,494,506	2,287,606
Less: Allowance for loan losses	(46,262)	(39,773)	(29,950)

Net loans receivable	2,480,031	2,454,733	2,257,656
Accrued interest receivable	10,524	11,512	15,631
Premises and equipment, net	24,098	24,580	24,006
Other real estate owned	5,351	6,092	3,328
Goodwill	7,071	7,071	7,071
Other intangible assets, net	3,868	3,764	4,205
Other assets	91,125	23,616	18,691

Total assets	$2,928,133	$2,879,762	$2,670,580

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$274,175	$261,940	$248,315
Interest-bearing demand	85,629	76,027	71,450
Money market accounts	467,924	454,250	553,850
Savings accounts	15,797	14,135	13,808
Time deposits of $100,000 or more	849,814	802,244	690,421
Other time deposits	636,750	571,526	517,083

Total deposits	2,330,089	2,180,122	2,094,927
Accrued interest payable	6,391	7,018	8,520
Income tax payable	5,938	3,651	4,647
Other liabilities	9,607	9,667	9,425
Other borrowings	193,739	295,138	282,513
Subordinated debentures	81,963	81,963	46,393

Total liabilities	2,627,727	2,577,559	2,446,425

Shareholders’ equity
Preferred stock, Series B — $1,000 par value; 1,250,000 shares authorized; 70,000 shares issued	66,549	66,392	—
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658	14,658
Paid in capital	48,851	49,101	45,784
Retained earnings	170,528	170,579	165,318
Accumulated other comprehensive income	720	2,921	802
Treasury stock, at cost, 49,930, 80,383, 133,605 shares	(900)	(1,448)	(2,407)

Total shareholders’ equity	300,406	302,203	224,155

Total liabilities and shareholders’ equity	$2,928,133	$2,879,762	$2,670,580

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months
	ended March 31,
	2009	2008
Interest income
Loans	$33,268	$40,610
Investment securities	2,512	2,336
Other interest-earning assets	6	28

Total interest income	35,786	42,974

Interest expense
Interest-bearing deposits	12,060	18,254
Other borrowings	1,284	2,029
Subordinated debentures	1,404	858

Total interest expense	14,748	21,141

Net interest income	21,038	21,833

Provision for loan losses	10,882	2,236

Net interest income after provision for loan losses	10,156	19,597

Noninterest income
Service charges and fees	2,600	2,457
Gain on sales of loans	718	840
Gain on investment securities	2,921	1,245
Other noninterest income	238	146

Total noninterest income	6,477	4,688

Noninterest expense
Salaries and employee benefits	7,239	9,222
Occupancy	2,731	2,458
FDIC and other insurance	991	453
Other real estate, net	(102)	10
General and administrative	3,740	3,687

Total noninterest expenses	14,599	15,830

Income before taxes	2,034	8,455
Taxes on income	705	3,247

Net income	$1,329	$5,208

Net income available to common shareholders	$296	$5,208

Basic earnings per common share	$0.02	$0.36
Diluted earnings per common share	0.02	0.36
Common dividends declared per share	0.0238	0.0950

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES (Dollars in thousands)	Table 4

	For the three months ended March 31,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,595,124	$33,268	5.20%	$2,304,966	$40,610	7.09%
Investment securities	248,499	2,512	4.10	236,848	2,336	3.97
Other interest-earning assets	2,785	6	0.87	2,763	28	4.08

Total interest-earning assets	2,846,408	35,786	5.10	2,544,577	42,974	6.79
Other assets	68,949			72,879

Total assets	$2,915,357			$2,617,456

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$88,714	$153	0.70%	$72,734	$141	0.78%
Money market accounts	469,428	1,353	1.17	546,034	4,528	3.34
Savings accounts	15,074	9	0.24	13,463	22	0.66
Time deposits	1,442,587	10,545	2.96	1,208,782	13,563	4.51

Total interest-bearing deposits	2,015,803	12,060	2.43	1,841,013	18,254	3.99
Other borrowings	236,464	1,284	2.20	238,811	2,029	3.42
Subordinated debentures	81,963	1,404	6.85	46,393	858	7.40

Total interest-bearing liabilities	2,334,230	14,748	2.56	2,126,217	21,141	4.00

Noninterest-bearing demand deposits	256,493			247,241
Other liabilities	19,405			21,756
Shareholders’ equity	305,229			222,242

Total liabilities and shareholders’ equity	$2,915,357			$2,617,456

Net interest income and spread		$21,038	2.54%		$21,833	2.79%

Net interest margin (1)			3.00%			3.45%

Average interest-earning assets to average interest-bearing liabilities	121.94%			119.68%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands except per share)	Table 5

	2009	2008
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$33,268	$36,183	$38,441	$37,485	$40,610
Investment securities	2,512	2,693	2,531	2,426	2,336
Other interest-earning assets	6	19	22	20	28

Total interest income	35,786	38,895	40,994	39,931	42,974
Interest expense:
Interest bearing demand deposits	153	130	147	166	141
Money market accounts	1,353	2,132	2,898	3,062	4,528
Savings accounts	9	11	17	19	22
Time deposits of $100,000 or more	5,980	6,419	6,879	7,051	7,865
Other time deposits	4,565	4,571	4,457	4,809	5,698

Total interest-bearing deposits	12,060	13,263	14,398	15,107	18,254
Other borrowings	1,284	1,487	1,839	1,887	2,029
Subordinated debentures	1,404	1,731	1,569	653	858

Total interest expense	14,748	16,481	17,806	17,647	21,141

Net interest income	21,038	22,414	23,188	22,284	21,833
Provision for loan losses	10,882	6,698	6,855	3,190	2,236
Noninterest income:
Service charges and fees	2,600	2,908	2,849	2,812	2,457
Gain on sales of loans	718	620	601	603	840
Gain (loss) on investment securities	2,921	(296)	(50)	3	1,245
Other noninterest income	238	197	662	541	146

Total noninterest income	6,477	3,429	4,062	3,959	4,688
Noninterest expense:
Salaries and employee benefits	7,239	6,389	8,863	8,856	9,222
Occupancy	2,731	2,844	2,968	2,602	2,458
FDIC and other insurance	991	645	469	521	453
Other real estate, net	(102)	31	(92)	197	10
Provision for unfunded loan commitments	90	385	90	15	145
Other general and administrative	3,650	3,499	4,235	4,141	3,542

Total noninterest expenses	14,599	13,793	16,533	16,332	15,830

Income before taxes	2,034	5,352	3,862	6,721	8,455
Taxes on income	705	2,127	1,556	2,559	3,247

Net income	$1,329	$3,225	$2,306	$4,162	$5,208

Net income available to common shareholders	$296	$2,982	$2,306	$4,162	$5,208

PER SHARE DATA
Basic earnings per common share	$0.02	$0.21	$0.16	$0.29	$0.36
Diluted earnings per common share	0.02	0.20	0.16	0.28	0.36
Common dividends declared per share	0.0238	0.9500	0.0950	0.0950	0.0950
Book value per share	16.01	16.18	15.56	15.49	15.43
Tangible book value per share	15.52	15.69	15.08	15.00	14.95
OTHER FINANCIAL DATA
Investment securities	$179,006	$264,166	$241,728	$234,429	$236,059
Loans held for sale	76,404	56,941	72,248	62,892	66,364
Portfolio loans	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606
Total loans	2,602,697	2,551,447	2,512,339	2,444,785	2,353,970
Total assets	2,928,133	2,879,762	2,832,371	2,773,013	2,670,580
Total deposits	2,330,089	2,180,122	2,198,719	2,211,001	2,094,927
Other borrowings	193,739	295,138	299,118	265,614	282,513
Subordinated debentures	81,963	81,963	81,963	46,393	46,393
Total shareholders’ equity	300,406	302,203	226,123	224,949	224,155
Mortgage servicing portfolio	179,959	158,143	153,250	147,672	145,028
Continued

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	2009	2008
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.18%	0.45%	0.33%	0.62%	0.80%
Return on average common equity (annualized)	1.77	5.15	3.97	7.38	9.43
Return on average tangible equity (annualized)	1.83	5.79	4.26	7.86	9.94
Net interest margin	3.00	3.22	3.39	3.38	3.45
Total dividends declared to net income available to common shareholders	92.00	50.49	59.85	33.16	26.37
Effective tax rate	34.66	39.74	40.29	38.07	38.40
Efficiency ratio	53.06	53.37	60.67	62.23	59.69
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and other real estate owned	3.53%	2.80%	2.72%	1.45%	1.41%
Nonperforming loans to portfolio loans	3.32	2.56	2.62	1.35	1.27
Net loan charge-offs to average portfolio loans	0.71	0.44	0.39	0.31	0.34
Allowance for loan losses to total loans	1.78	1.56	1.43	1.28	1.27
Allowance for loan losses to portfolio loans	1.83	1.59	1.47	1.32	1.31
Allowance for loan losses to nonperforming loans	55.12	62.16	56.07	97.62	103.49
CAPITAL RATIOS
Average total shareholders’ equity to average assets	10.47%	8.85%	8.26%	8.35%	8.49%
Leverage ratio	12.72	13.06	10.51	9.66	9.91
Tier 1 capital to risk-weighted assets	12.85	13.01	10.49	9.40	9.47
Total capital to risk-weighted assets	14.11	14.26	11.88	10.65	10.69
LOANS BY SEGMENT
Oklahoma banking	$949,454	$966,243	$962,611	$965,952	$943,331
Texas banking	990,135	947,603	892,998	857,160	797,700
Kansas banking	309,774	304,855	288,268	277,887	287,339
Other states banking	276,930	275,805	296,214	280,894	259,236

Subtotal	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606
Secondary market	76,404	56,941	72,248	62,892	66,364

Total loans	$2,602,697	$2,551,447	$2,512,339	$2,444,785	$2,353,970

NET INCOME BY SEGMENT
Oklahoma banking	$3,210	$3,783	$3,295	$2,923	$2,503
Texas banking	1,119	2,036	1,332	1,777	2,406
Kansas banking	598	(204)	(1,336)	(40)	458
Other states banking	(1,974)	(89)	848	1,028	969

Subtotal	2,953	5,526	4,139	5,688	6,336
Secondary market	(61)	139	(149)	40	(174)
Other operations	(1,563)	(2,440)	(1,684)	(1,566)	(954)

Net income	$1,329	$3,225	$2,306	$4,162	$5,208

OFFICES AND EMPLOYEES
FTE Employees	425	442	458	463	467
ATM’s	40	41	41	40	40
Branches	18	18	18	17	17
Loan production offices	3	3	3	3	3
Assets per employee	$6,890	$6,515	$6,184	$5,989	$5,719

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	2009	2008
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$1,098,587	$1,118,828	$1,077,601	$991,679	$846,757
One-to-four family residential	114,111	113,665	116,270	118,056	110,938
Real estate construction
Commercial	640,132	579,795	554,496	583,784	654,039
One-to-four family residential	79,309	79,565	79,843	82,972	90,051
Commercial	558,834	564,670	574,087	566,830	544,183
Installment and consumer:
Guaranteed student loans	69,792	54,057	67,610	57,413	63,706
Other	41,932	40,867	42,432	44,051	44,296

Total loans, including held for sale	2,602,697	2,551,447	2,512,339	2,444,785	2,353,970
Less allowance for loan losses	(46,262)	(39,773)	(35,807)	(31,341)	(29,950)

Total loans, net	$2,556,435	$2,511,674	$2,476,532	$2,413,444	$2,324,020

By statement of condition category:
Loans held for sale:
Student loans	$69,791	$54,057	$67,610	$57,413	$63,706
One-to-four family residential	5,563	1,790	3,500	4,283	1,417
Other	1,050	1,094	1,138	1,196	1,241

Total loans held for sale	76,404	56,941	72,248	62,892	66,364
Portfolio loans	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606

Total loans before allowance	$2,602,697	$2,551,447	$2,512,339	$2,444,785	$2,353,970

DEPOSIT COMPOSITION
Non-interest bearing demand	$274,175	$261,940	$280,453	$299,699	$248,315
Interest-bearing demand	85,629	76,027	70,471	81,415	71,450
Money market accounts	467,924	454,250	554,357	548,099	553,850
Savings accounts	15,797	14,135	14,452	13,809	13,808
Time deposits of $100,000 or more	849,814	802,244	731,773	740,174	690,421
Other time deposits	636,750	571,526	547,213	527,805	517,083

Total deposits	$2,330,089	$2,180,122	$2,198,719	$2,211,001	$2,094,927

NONPERFORMING ASSETS
Nonaccrual loans	$73,383	$59,310	$61,557	$30,861	$26,134
90 days past due and accruing	10,552	4,673	2,299	1,242	2,807

Total nonperforming loans	83,935	63,983	63,856	32,103	28,941
Other real estate owned	5,351	6,092	2,685	2,523	3,328

Total nonperforming assets	$89,286	$70,075	$66,541	$34,626	$32,269

Potential nonperforming loans	$133,810	$131,516	$86,070	$71,070	$69,588

ALLOWANCE ACTIVITY
Balance, beginning of period	$39,773	$35,807	$31,341	$29,950	$29,584
Charge offs	4,810	3,254	2,752	1,892	2,044
Recoveries	417	522	363	93	174

Net charge offs	4,393	2,732	2,389	1,799	1,870
Provision for loan losses	10,882	6,698	6,855	3,190	2,236

Balance, end of period	$46,262	$39,773	$35,807	$31,341	$29,950

REGULATORY CAPITAL DATA
Tier I capital	$369,482	$369,049	$293,141	$261,354	$258,272
Total capital	405,613	404,695	332,012	296,166	291,638
Total risk adjusted assets	2,875,286	2,837,473	2,793,843	2,780,538	2,727,853
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(49,930)	(80,383)	(129,586)	(131,566)	(133,605)

Outstanding shares	14,608,112	14,577,659	14,528,456	14,526,476	14,524,437

INTANGIBLE ASSET DATA
Goodwill	$7,071	$7,071	$7,071	$7,071	$7,071
Core deposit intangible	2,498	2,596	2,693	2,792	2,893
Mortgage servicing rights	1,362	1,159	1,417	1,354	1,299
Nonmortgage servicing rights	8	9	10	11	13

Total intangible assets	$10,939	$10,835	$11,191	$11,228	$11,276

Intangible amortization expense	$204	$214	$212	$215	$257

Balance sheet amounts are as of period end unless otherwise noted.